TERM LOAN AGREEMENT
RECITALS
A.    CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”), has agreed to make a term loan in the amount of Thirty-Three Million Nine Hundred Thirty Thousand Five Hundred and No/100 Dollars ($33,930,500.00) (“Loan”) to DECKERS CABRILLO, LLC, a California limited liability company (“Borrower”).
B.    The Loan is to be evidenced by a Promissory Note Secured by Deed of Trust in the amount of Thirty-Three Million Nine Hundred Thirty Thousand Five Hundred and No/100 Dollars ($33,930,500.00), executed by Borrower in favor of Lender (“Note”), and is to be secured by Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) of even date herewith (“Deed of Trust”).
C.    All obligations of Borrower under this Agreement and the Note are to be secured by a first lien Deed of Trust covering that certain real property (“Real Property”) improved with industrial and office buildings (“Building(s)”) totaling approximately 187,185 square feet and other related improvements (“Improvements”) located in Santa Barbara County, California, which Property is described in Exhibit “A” attached to this Agreement. The Real Property, Improvements and “Personal Property” (as defined below) shall be referred to collectively as the “Property.”
D.    Borrower shall use the Loan for working capital and such other purposes relating to Borrower’s business.
DEFINITIONS
“Advance” shall mean any disbursement of Loan proceeds.
“Agreement” shall mean this Term Loan Agreement, as the same may be amended and supplemented as hereinafter provided.
“Appraisal” shall mean an appraisal of the Property and the Improvements, as determined by a qualified appraiser selected by Lender, which appraisal shall be satisfactory to Lender in all respects.
“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) 80% of the net accounts receivable of Guarantor and its Subsidiaries as of such date, plus (ii) 50% of the aggregate amount of inventory of Guarantor and its Subsidiaries, to (b) the aggregate amount of indebtedness of Guarantor and its Subsidiaries that is secured by a lien, in each case determined in accordance with GAAP on a consolidated basis.

2298/028598-0006 6989442.5 a07/09/14

“Assignment of Agreements” shall mean that certain Assignment of Agreements, Permits, Licenses and Approvals of even date herewith executed by Borrower for the benefit of Lender.
“Borrower” shall mean DECKERS CABRILLO, LLC, a California limited liability company.
“Building(s)” shall have the meaning given to such term in Recital “C” above.
“Business Day” means each day of the year other than Saturdays, Sundays, holidays, and days on which banking institutions are generally authorized or obligated by law or executive order to close in California.
“CC&Rs” shall mean any covenants, conditions, restrictions, maintenance agreements or reciprocal easement agreements affecting the Property.
“Closing Conditions” shall mean those conditions set forth in Section 1.1 which shall be satisfied on or before the Closing Date.
“Closing Date” shall mean the date upon which the Deed of Trust is recorded in the Official Records of the County.
“Collateral” shall mean all real and personal property collateral described in the Deed of Trust, the Financing Statement and the other Security Agreements.
“County” shall mean Santa Barbara County, California.
“Day” or “Days” shall mean calendar days, unless expressly stated to be Business Days.
“Debt” shall mean the total outstanding liabilities for the Property that would appear upon a balance sheet prepared in accordance with GAAP.
“Deed of Trust” shall mean a Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) executed by Borrower, as trustor, to Title Company, as trustee, and naming Lender as beneficiary, creating a first lien on the Property, the Improvements, and all other buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, and securing a total indebtedness equal to the Loan Amount, all in form and substance acceptable to Lender.
“Default Interest Rate” shall mean a rate of interest set forth in the Note.
“Disbursement Order” shall mean that certain Loan Disbursement Order of even date herewith, duly executed by Borrower.
“Environmental Indemnity” shall mean that certain unsecured Environmental Indemnity executed by Borrower and Guarantor of even date herewith.

2298/028598-0006 6989442.5 a07/09/14	2

“Estoppel” shall mean a tenant estoppel letter in the form required by Lender executed by Tenant.
“Event of Default” shall mean the occurrence of any of the events listed in Section 4.1 (and all subsections thereof) of this Agreement.
“Financing Statement” shall mean a UCC–1 financing statement in favor of Lender, as secured party, perfecting Lender’s security interest in the personal property portion of the Collateral now owned or hereafter acquired by Borrower, in form and substance satisfactory to Lender, to be filed in the Office of the Secretary of State of California, and in such other offices for recording or filing such statements in such jurisdictions as Lender shall desire to perfect Lender’s security interest or reflect such interest in appropriate public records.
“First Payment Date” shall mean the first day of the second month after the Closing Date.
“GAAP” shall mean the generally accepted accounting principles consistently applied throughout the periods covered by the applicable financial statements.
“Governmental Authority” shall mean (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi–governmental agency, authority, board, bureau, commission, department or public body, or (c) any court, administrative tribunal or public utility.
“Guarantor” shall mean DECKERS OUTDOOR CORPORATION, a Delaware corporation.
“Guarantor Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated August 10, 2012, by and among Guarantor, “Lenders” party thereto, and JPMorgan Chase Bank, as Administrative Agent, as amended by that certain Amendment No. 1 dated as of June 24, 2013, and as the same may be modified, amended, restated or replaced.
“Guaranty” shall mean that certain Continuing Guaranty of even date herewith executed by Guarantor for the benefit of Lender.
“Improvements” shall mean:
(a)    the Building(s),
(b)    any offsite improvements on the Property (including, without limitation, curbs, grading, storm and sanitary sewers, paving, sidewalks, landscaping, hardscaping, sprinklers, electric lines, gas lines, telephone lines, cable television lines, fiber optic lines, pipelines and other utilities) necessary to operate and use the Property for the purposes to which it currently being used under applicable governmental regulations,
(c)    all present and future structures, buildings, improvements and fixtures of any kind on the Real Property, and
(d)    any common area improvements constructed on the Property.

2298/028598-0006 6989442.5 a07/09/14	3

“Interest Rate” shall mean the rate of interest set forth in the Note.
“Lender” shall mean CALIFORNIA BANK & TRUST, a California banking corporation, whose address is set forth above.
“Loan” shall mean the term loan to be made by Lender to Borrower pursuant to this Agreement.
“Loan Amount” shall mean the amount not to exceed Thirty-Three Million Nine Hundred Thirty Thousand Five Hundred and No/100 Dollars ($33,930,500.00).
“Loan Commitment” shall mean the loan commitment from Lender to Borrower to fund the Loan in the applicable Loan Amount, as set forth herein.
“Loan Documents” shall mean the following documents:
(a)    This Agreement, duly executed by Borrower and Lender;
(b)    The Note, duly executed by Borrower;
(c)    The Deed of Trust, duly executed and acknowledged by Borrower, which shall be duly recorded in the Official Records of the County;
(d)    The Environmental Indemnity, duly executed by Borrower and Guarantor;
(e)    The Guaranty duly executed by Guarantor;
(f)    The Borrower’s Representations and Warranties, duly executed by Borrower;
(g)    The Financing Statement, which shall be duly filed with the California Secretary of State;
(h)    The Assignment of Agreements, duly executed by Borrower;
(i)    The Limited Liability Company Authorization, duly executed by the members of Borrower;
(j)    The Disbursement Order, duly executed by Borrower;
(k)    Intentionally omitted;
(l)    A SNDA, duly executed by Borrower and Tenant, as may be required by Lender; and
(m)    An Estoppel, duly executed by Borrower and Tenant, as may be required by Lender.

2298/028598-0006 6989442.5 a07/09/14	4

“Loan Fee” shall mean an amount equal to nine-tenths percent (0.90%) of the Loan Amount (i.e., $305,374.50).
“Loan Payment Date” means the First Payment Date and the first (1st) day of each month thereafter.
“Loan Term” shall mean the period commencing on the first to occur of the Initial Advance under the Loan or the Closing Date and ending on the Maturity Date.
“Loan-to-Value Ratio” means the ratio of (a) the outstanding principal amount of the Loan, to (b) the value of the Property per the most recent Appraisal.
“Lot 1” shall mean that portion of the Property commonly known as 6649 and 6693 Hollister Ave, Goleta, California 93117, APN: 073-610-008, and the Improvements located thereon.
“Lot 2” shall mean that portion of the Property commonly known as 6601 Hollister Ave, Goleta, California 93117, APN: 073-610-009, and the Improvements located thereon.
“Lot 3” shall mean that portion of the Property commonly known as 250 Coromar Drive, Goleta, California 93117, APN: 073-610-010, and the Improvements located thereon.
“Lots” shall mean, collectively, Lot 1, Lot 2 and Lot 3.
“Maturity Date” shall mean: (a) July 1, 2029, the date on which the Loan becomes due and payable pursuant to its terms; or (b) such other earlier date resulting from the acceleration of all sums due and owing under the Loan, as provided in the Note and the other Loan Documents.
“Note” has the meaning set forth in Recital “B” above.
“Organizational Documents” shall mean all documents evidencing and/or relating to the formation of any Person (that is not a natural person) and the continued existence and good standing of any said Person.
“Person” shall mean a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.
“Personal Property” shall mean any and all personal property, goods, fixtures, equipment, inventory, appliances, furniture and furnishings, building service equipment, building materials, supplies, and all replacements thereof, and equipment; all general intangibles, accounts, cash, instruments, deposit accounts, chattel paper, letter of credit, all governmental permits relating to any construction by Lender, and all rights to carry on business under any such names or all variants thereof, and all trademarks and goodwill; and all proceeds, including insurance proceeds pursuant to said insurance policies described herein, sales proceeds (whether resulting as a consequence of sales of single or multiple units constructed on the Property or a bulk or liquidation sale of the Property or any portion thereof), or damages or settlement proceeds arising from a breach or alleged

2298/028598-0006 6989442.5 a07/09/14	5

breach of any agreement relating to the foregoing, of all or any portion of the Property, or other personal property assets now or hereafter acquired by Borrower.
“Property” shall mean the real property described in Exhibit “A” attached hereto plus all Improvements plus all Personal Property described herein, which property is located in the County.
“Security Agreements” shall mean all of the following documents:
(a)    Deed of Trust;
(b)    Borrower’s Representations and Warranties;
(c)    Financing Statement;
(d)    Assignment of Agreements; and
(e)    The SNDA and Estoppel required by Lender.
“SNDA” shall mean a Subordination, Attornment and Non–Disturbance Agreement executed by Tenant.
“Sole Member” shall mean Deckers Outdoor Corporation, a Delaware corporation, as the sole member of Borrower.
“Tenant” shall mean Guarantor.
“Tenant Lease” shall mean that certain Lease dated July 1, 2014 by and between Borrower and Tenant.
“Title Company” shall mean First American Title Insurance Company.
“Title Insurance Policy” shall mean a title insurance policy in the form of an American Land Title Association Loan Policy – 1992 extended coverage (without revision, modification or amendment) issued by the Title Company in the amount of the Loan (with direct access reinsurance in amounts, by companies and in form acceptable to Lender as Lender may require) insuring the lien of the Deed of Trust to be a first and prior lien upon Borrower’s fee interest in the Real Property and Improvements, as security for all Advances pursuant to the terms of this Agreement, subject only to such exceptions as Lender may expressly approve in writing with such title insurance endorsements as Lender may require, including without limitation CLTA Form 104.7-06, 100.19-06 and 110.1 Endorsements, ALTA Form 9.3-06, 9.6-06, 3.1-06, 22-06, 39-06, 17-06, 19-06, 28-06, 8.2-06, 14-06, 26-06 and 18.1-06 Endorsements, and any other endorsements Lender may require to insure that the Improvements shall have been constructed within the boundaries of the Real Property and in accordance with all applicable laws, covenants and restrictions.
Additional Defined Terms. With respect to Guarantor’s covenants set forth in Section 2.9 of this Agreement, the terms “Consolidated EBITDAR,” “Consolidated Interest Expense,” “Consolidated Rental Expense,” “Capital Expenditure,” “Restricted Payment,” “Subsidiaries,”

2298/028598-0006 6989442.5 a07/09/14	6

“Equity Interests” and “Commitments” shall have the meanings given in the Guarantor Credit Agreement as existing as of the date of this Agreement.
1.LOAN DISBURSEMENT.
1.1    Disbursement Conditions. The Loan shall be disbursed in accordance with the Disbursement Order executed by Borrower, and the entire Loan proceeds shall be disbursed at the Closing Date in accordance with the terms and conditions of this Agreement. Lender shall not disburse any portion of the Loan, however, unless and until Borrower has fulfilled (at Borrower’s sole cost and expense) to Lender’s satisfaction all of the following (“Closing Conditions”):
1.1.1    Receipt of Signed Loan Documents. Lender must receive all Loan Documents duly executed, and acknowledged where appropriate, including without limitation the Note, the Deed of Trust (which must be duly recorded), the Financing Statement (which must be duly filed and/or recorded), and this Agreement.
1.1.2    Title Insurance Requirements. If requested by Lender in its discretion, Borrower shall cause Title Company to furnish to Lender:
(a)    a preliminary title report issued by Title Company, together with all recorded exceptions pertaining to the Property, and
(b)    copies of all CC&Rs affecting the Property.
Upon recordation of the Deed of Trust, the Title Company must issue, at Borrower’s expense, a Title Insurance Policy in liability amount and form satisfactory to Lender, showing the Deed of Trust as a first lien on the Property, subject only to those exceptions approved by Lender in writing, together with any and all endorsements reasonably required by Lender pursuant to its escrow instructions.
1.1.3    Perfection of Security Interests. Lender’s security interest in all of the Collateral must be duly perfected and in a first lien position.
1.1.4    Proof of Required Insurance. Lender shall have received evidence satisfactory to Lender that Borrower has procured the insurance required under the Loan Documents. In addition, Lender shall have received evidence satisfactory to Lender that Tenant has procured the insurance required under the Loan Documents and/or the Tenant Lease.
1.1.5    Payment of Loan and Other Fees. Lender shall have received payment of the Loan Fee and all other fees due Lender from Borrower, all in the amounts set forth in the Disbursement Order, which fees shall include, without limitation, the fees of Lender’s inside and/or outside counsel, all appraisal and review appraisal expenses, all environmental expenses, and those certain closing, recording and title costs payable in connection with the Loan.
1.1.6    Due Authorization and Enforceability. Borrower shall have delivered to Lender evidence satisfactory to Lender of:

2298/028598-0006 6989442.5 a07/09/14	7

(a)    Borrower’s and Guarantor’s, as applicable, authorization and due execution of the Loan Documents, and
(b)    the enforceability of the Loan Documents against Borrower and Guarantor, as applicable.
Such evidence shall include, without limitation, any and all borrowing and/or guaranty resolutions and/or opinions of counsel as Lender may reasonably require.
1.1.7    Compliance With Legal Requirements. Borrower shall have delivered to Lender evidence satisfactory to Lender that:
(a)    Borrower has obtained and is in compliance with all permits and other governmental approvals necessary for its use of the Property;
(b)    Borrower has satisfied and is in all respects in compliance with all environmental laws, rules and regulations affecting the Property; and
(c)    Borrower has satisfied and is in all respects in compliance with all other laws, rules and regulations applicable thereto.
1.1.8    No Material Adverse Changes. Borrower shall have delivered to Lender evidence satisfactory to Lender that, since the date on which Borrower applied to Lender for the Loan:
(a)    there has been no material adverse change in the financial condition, operations, business or management of Borrower, or the Property, and
(b)    there has been no transfer of any legal or equitable interest in Borrower.
1.1.9    Organizational Documents. Lender shall have reviewed and approved for Lender’s purposes, and without any liability therefor to Borrower or any third–party, certified copies of the Organizational Documents of Borrower and any Guarantor that is not an individual.
1.1.10    Representations and Warranties Are True. Lender shall have received evidence that the representations and warranties of Borrower pursuant to this Agreement and the Borrower’s Representations and Warranties are true or correct as of the Closing Date.
1.1.11    No Event of Default. Lender shall have not received any evidence that any Event of Default has occurred as of the Closing Date.
1.1.12    Appraisal Requirements. Lender shall have received and approved of the Appraisal for the Property by an appraiser acceptable to Lender in its sole discretion, and such Appraisal shall be in form and content acceptable to Lender in its sole discretion.

2298/028598-0006 6989442.5 a07/09/14	8

1.1.13    Flood Survey. Lender shall have received and approved of a survey for the Property that shall determine the flood zone rating for the Property, and such survey shall be in form and content acceptable to Lender in its sole discretion (and, if required by Lender based on regulatory requirements to which Lender is subject, Borrower shall be required to obtain and maintain flood insurance pursuant to a policy in an amount acceptable to Lender in its discretion upon Lender’s review of said flood survey). Without limiting the foregoing, Lender acknowledges flood insurance is not required as of the Closing Date.
1.1.14    Environmental Reports. Lender shall have received and approved of a Phase I Environmental Report (which may include, at Lender’s discretion, a current soils and/or toxics report) for the Property which is acceptable to Lender. As provided in the Environmental Indemnity, Lender shall have the right at any time and from time to time during the term of the Loan to require Borrower to obtain additional soils and/or toxic studies, tests and reports with respect to the Property, and to require Borrower to take any corrective action indicated by such studies, tests and reports.
1.1.15    No Other Liens and Encumbrances. Lender shall have received evidence satisfactory to Lender that no other encumbrance is contemplated for the Property, except as disclosed on the Title Insurance Policy. Borrower expressly agrees that no junior lien of any nature against all or any portion of the Property shall be given, permitted or suffered by Borrower without Lender’s prior written consent (which consent shall be at Lender’s sole option and discretion). Upon the closing of this Loan and the payment of all prior liens against the Property (collectively “Prior Liens”) as set forth in the Disbursement Order, Borrower shall provide evidence in form and content satisfactory to Lender that all Prior Liens have been paid in full such that no unpaid principal, interest, late charges or other costs and expenses remain on such Prior Liens from and after the Closing Date.
1.1.16    Termination of the Loan. If the disbursement of the Loan has not been made on or before thirty (30) days after the date of this Agreement because of Borrower’s failure to satisfy said conditions or any of Lender’s other customary loan disbursement conditions, Lender shall have the right to terminate this Agreement in its sole discretion. In such event, Borrower shall immediately pay to Lender the Loan Fee referenced in this Agreement, and thereafter neither Borrower nor Lender shall have any further rights or obligations hereunder, except as provided in Sections 2.2, 2.5 and 6.9 below.
1.1.17    Satisfaction of Additional Closing Conditions. Lender shall have received such other evidence as Lender may reasonably request to establish the consummation of the loan transaction contemplated hereby and compliance with the conditions set forth in Exhibit “B” attached hereto and made part of this Agreement.
1.2    No Waiver. Any waiver by Lender of any condition of disbursement must be expressly made in writing. The making of a disbursement prior to fulfillment of one or more conditions thereof shall not be construed as a waiver of such conditions, and Lender reserves the right to require their fulfillment. All conditions must be satisfied at the sole cost of Borrower.

2298/028598-0006 6989442.5 a07/09/14	9

2.    BORROWER’S COVENANTS.
2.1    Insurance.
2.1.1    General Liability Insurance. Borrower shall, at its expense, obtain and keep in force until full payment of the Loan a policy of commercial general liability insurance in an occurrence form providing for broad form property damage coverage, broad form contractual coverage, personal injury, bodily injury, and advertising injury coverage with employee exclusion as to each named insured deleted, and products and complete operations coverage, insuring Borrower, and naming Lender as an additional named insured, against any liability arising out of or in connection with the Loan, Lender’s activities in connection with the Loan, or the Property, or any other claim arising out of the Property or the Loan. Such insurance policy shall have:
(c)    a combined single limit for both bodily injury or death in an amount not less than One Million Dollars ($1,000,000.00);
(d)    a limit for both bodily injury or death in any one accident or occurrence or for property damage in an amount not less than One Million Dollars ($1,000,000.00); and
(e)    a limit for excess or “umbrella” coverage in an amount not less than Two Million Dollars ($2,000,000.00), which amounts shall be increased from time to time as reasonably required by Lender.
The policy shall insure performance by Borrower of the indemnity provisions of Section 2.5 below. The limits of said insurance shall not limit the liability of Borrower hereunder.
2.1.2    Fire Insurance. Borrower shall, at its expense, obtain and keep in force on all of the Improvements until full payment of the Loan a policy of standard “all risk” fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of one hundred percent (100%) of full replacement value against “all risks of physical loss” including without limitation a guaranteed replacement cost and code compliance coverage endorsement (including without limitation earthquake coverage, to the extent required pursuant to Section 2.1.4 below, with a deductible related thereto of no more than ten percent (10%) of the replacement value of the Improvements) including boiler and machinery insurance coverage, heating, air conditioning equipment, and other equipment of such nature, and insurance against loss or damage to personal property located on the Property by fire and other hazards covered by such insurance (without any deductible clause unless approved in writing by Lender). All such insurance shall be payable to Lender under an attached Beneficiary’s Loss Payable Endorsement (Form 438 BFUNS or equivalent). Such policy shall, if required by Lender, contain an agreed value clause sufficient (as determined by Lender) to eliminate any risk of coinsurance.
2.1.3    Worker’s Compensation Insurance. If required by Lender at any time, Borrower shall, at its expense, obtain and keep in effect (or cause any contractor to procure and keep in effect), Worker’s Compensation Insurance (including employer’s liability in an amount satisfactory to Lender and if applicable, insurance covering claims of workers against employers

2298/028598-0006 6989442.5 a07/09/14	10

arising under federal law) covering all employees of Borrower and any contractor and, if required under applicable law, any subcontractor engaged in work on, or with respect to, the Property, in such amount as is reasonably satisfactory to Lender and in the minimum amount for one (1) person of not less than One Hundred Thousand Dollars ($100,000.00), and in the minimum amount for one (1) accident or occurrence of not less than Five Hundred Thousand Dollars ($500,000.00).
2.1.4    Other Insurance. Borrower shall provide such other policies of insurance as Lender may reasonably request in writing, including without limitation:
(a)    policies insuring against loss, damage or other claims relating to or arising out of loss of rents and/or other income from the Property, and/or
(b)    if required by Lender as a result of any regulation, order or similar directive from any governmental agency to which Lender is subject, and provided such insurance is available at commercially reasonable prices, earthquake insurance in such amount as required by Lender, but in no event shall the coverage be less than the full amount required by the “Probable Maximum Loss” or “PML” study for the Property. Without limiting the foregoing, Lender acknowledges earthquake insurance is not required as of the Closing Date.
2.1.5    Conditional Assignment. If requested by Lender, Borrower shall execute and deliver to Lender a conditional assignment in form and content acceptable to Lender in its sole discretion of all proceeds from any claim Borrower may have under any of the insurance policies described hereinabove. This assignment of proceeds will be conditioned on the occurrence of an “Event of Loss” as defined under Borrower’s insurance policies. Upon any event of loss Lender may given notice of the assignment to Borrowers insurers so that proceeds due to Borrower are paid to Lender. Upon receipt of insurance proceeds, Lender will disburse the proceeds, in the same manner as loan proceeds are disbursed by Lender under its standard construction loan documents, to Borrower for items which were the subject of the insurance claim.
2.1.6    Power of Attorney. Borrower shall, within ten (10) days following written demand from Lender to Borrower, execute and deliver to Lender a power of attorney to enable Lender to make any claim Borrower may have under any policy of insurance described hereinabove. This power of attorney may be demanded and exercised by Lender on the occurrence of an “Event of Loss” as defined under Borrower’s insurance policies and Borrower’s failure to make a claim or cooperate with the insurance companies covering the loss. Lender’s exercise of any rights under the Power of Attorney shall not release Borrower from any obligation to Lender or waive any right Lender may have against Borrower.
2.1.7    General. Borrower shall, at its expense, obtain and keep in force all other insurance reasonably required by Lender pursuant to this Agreement, or as required by Governmental Authorities or applicable law. Promptly following written request from Lender, Borrower shall deliver evidence satisfactory to Lender of any such other required insurance.
2.1.8    Payment. In the event Borrower fails to procure and/or maintain such insurance (including without limitation flood and/or earthquake insurance as may be required by Lender in its discretion), and the required insurance premiums shall be prepaid by Borrower no less

2298/028598-0006 6989442.5 a07/09/14	11

than five (5) days in advance of the date when such payments are due to be in compliance with this Agreement, Lender may, but is not obligated to, procure the same and Borrower shall pay to Lender during the term hereof, upon receipt of an invoice therefor, the premiums for any insurance obtained by Lender pursuant to Subsections 2.1.1, 2.1.2, 2.1.3 or 2.1.4 above. If Lender secures such insurance, Lender may, at its sole option and without notice to Borrower, any contractor, or any other party, secure such insurance solely to protect Lender’s interests and not the interests of any other party.
2.1.9    Insurance Policies. All of Borrower’s insurance shall be primary insurance written in a form satisfactory to Lender by companies licensed in California acceptable to Lender (which must be A:VII or better as rated by Best’s Insurance Reports). Borrower shall use best efforts to provide or cause Borrower’s insurance broker to provide at least thirty (30) days written notice to Lender prior to cancellation or other change to such insurance. Evidence of renewals of such policies shall be provided prior to expiration thereof. Copies of the policies shall be made available upon written request from Lender, and payment of premiums shall be made by Borrower (and evidence of the same provided to Lender upon Lender’s written request) in advance of the date when such payments are due and in any event as required to avoid any lapse in coverage needed to be in compliance with this Agreement.
2.1.10    Other Provisions. Said policy or policies, as applicable, shall combine aggregate limits for Bodily Injury, Property Damage, and Personal Injury, in the amounts specified above, that apply specifically to and can only be exhausted in connection with claims arising out of or relating to the Property. If any claim, event, or loss occurs during the policy period which will or may decrease the aggregate amount of insurance coverage available under the policy, Borrower shall immediately secure additional coverage sufficient to provide total aggregate limits at least equal to the amounts set forth above on a going forward basis. Should any part of the coverage required above be provided by “excess” or “umbrella” policies, those policies shall specifically provide that the coverage under those policies shall “drop down” as to both defense and indemnity obligations in the event of insolvency of the primary or underlying carrier. Such “excess” or “umbrella” policies shall also contain all the other provisions required by this Agreement.
2.2    Payment of Expenses. Promptly upon demand, from time to time in accordance with the terms and conditions of this Agreement, Borrower shall pay Lender’s out–of–pocket costs and expenses incurred in connection with the making or disbursement of the Loan or in the exercise of any of its rights or remedies under this Agreement, including but not limited to title insurance and escrow charges, appraisal fees, reappraisal and review appraisal fees, recording charges and mortgage taxes, reasonable legal fees and disbursements, costs of environmental inspections and reports, and other reasonable fees and costs for services which are not customarily performed by Lender’s salaried employees and are not specifically covered by Lender’s fees for the Loan. The provisions of this Section shall survive the termination of this Agreement and the repayment of the Loan.
2.3    Accounting; Changes in Condition. Borrower shall keep true and correct financial books and records in accordance with GAAP, and shall maintain adequate reserves for all

2298/028598-0006 6989442.5 a07/09/14	12

contingencies. To the extent not included in any public filing made by Guarantor with the Securities and Exchange Commission, Borrower shall promptly notify Lender of any material adverse change in its financial condition or in the physical condition of the Property or the Improvements.
2.4    Governmental Authorities. Borrower shall, at its sole cost, comply with the requirements and conditions of any Governmental Authority respecting the use of, and any construction, sale, lease or financing of, the Improvements, and with the terms of all applicable laws, regulations and requirements governing same.
2.5    Indemnity. Borrower agrees to defend, protect, indemnify, and hold Lender harmless from and against all liabilities, claims, demands, actions, causes of action, damages, costs and expenses (including but not limited to legal fees and disbursements) arising out of, resulting from, or in any way connected with Borrower’s use of the Property and any occurrence thereon, including but not limited to, any bodily injury or death occurring on or about the Property from whatever cause. Upon demand by Lender, Borrower shall defend any action or proceeding brought against Lender with counsel selected by Lender compensated with reasonable attorneys’ fees, or Lender may elect to conduct its own defense at the reasonable expense of Borrower. The provisions of this section shall survive the termination of this Agreement and the repayment of the Loan.
2.6    Damage and Destruction. Notwithstanding anything contained herein to the contrary, if the Improvements or any part thereof are damaged or destroyed by any means, including, without limitation, by flood, earthquake, wind, or fire, Borrower shall promptly restore the Improvements to their prior undamaged condition, and Lender shall not be obligated to make any further disbursements of the Loan unless and until:
2.6.1    Borrower presents within sixty (60) days of such damage or destruction to Lender a written plan for restoration which includes, among other things, cost estimates and schedules that in Lender’s sole opinion are satisfactory;
2.6.2    Following Lender’s approval of Borrower’s restoration plan delivered in accordance with Section 2.6.1 above, Borrower enters into, with Lender’s prior written consent, which consent shall not be unreasonably withheld, a contract with contractor(s) providing for complete restoration within three (3) months of such damage or destruction and in accordance with such restoration plan ;
2.6.3    The insurance proceeds available by reason of such damage or destruction that are received by Lender pursuant to this Section 2.6, plus additional sums provided to Lender by Borrower for restoration purposes are at least equal to the anticipated costs of completing such construction, which anticipated costs shall include, but not be limited to, appropriate interest reserves and contingency funds reasonably required by Lender.
2.6.4    If Borrower complies with the preceding portions of this Section 2.6, Lender shall reasonably disburse the sums specified in Subsection 2.6.3 above to Borrower on the same terms and conditions on which Lender makes disbursements of its construction loans.

2298/028598-0006 6989442.5 a07/09/14	13

2.7    Financial Reporting Requirements. Borrower shall furnish or cause to be furnished to Lender:

reporting party	required statement	to be received by
1. Guarantor	Annual Financial Statement included as part of Guarantor’s SEC 10K filing (audited and consolidated)	within 90 days of the end of each fiscal year end
2. Guarantor	Quarterly Financial Statement included as part of Guarantor’s SEC 10q filing (company-prepared)	within 45 days of the end of each fiscal quarter
3. Guarantor
An annual business plan and budget of Guarantor and its Subsidiaries on a consolidated basis, including forecasts prepared by management of Guarantor, in form and substance satisfactory to Lender, of consolidated balance sheets and statements of income or operations and cash flows of Guarantor and its Subsidiaries for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs)
within 90 days of the end of each fiscal year
4. Guarantor	Quarterly Officer’s Certificate in substantially the same form as Exhibit “C” hereto	within 45 days of the end of each fiscal quarter
2.7.1    Tax Returns. If requested by Lender, as soon as available, and in any event within thirty (30) days after filing, but not later than November 15th of each year, Borrower shall furnish copies of Borrower’s federal tax returns.
2.7.2    Other Items and Information. Such other information concerning Borrower, Guarantor, the Property, and the assets, business, financial condition, operations, property, prospects and results of operations of Borrower and Guarantor as Lender reasonably requests from time to time. In this regard, promptly upon request of Lender, Borrower shall deliver to Lender counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances and other agreements, documents and instruments of any nature relating to the Property or under which Borrower claims title to the Property.
2.8    Negative Pledge. Borrower acknowledges and agrees that its creditworthiness and expertise in owning, managing and operating all of its assets, including without limitation the Property and any other real or personal property owned by Borrower (whether or not any such property is or will be encumbered by a Deed of Trust, financing statement, pledge agreement and/or security agreement in favor of Lender) are among the grounds upon which Lender has determined that it is protected against risk of default and, thereby, has agreed to make the Loan to Borrower. In order to ensure the continued creditworthiness and expertise of Borrower as the owner, manager and operator of said assets, and in order to grant Lender a continuing opportunity to review and evaluate the same, Borrower agrees that, except in the ordinary course of Borrower’s business, none of Borrower’s assets shall be sold, agreed to be sold, conveyed, transferred, assigned, leased or subleased (other than to an affiliate of Borrower or Guarantor), disposed of, or further encumbered, whether voluntarily, involuntarily, by operation of law, or otherwise, without the prior written

2298/028598-0006 6989442.5 a07/09/14	14

consent of Lender. Borrower expressly agrees that any violation of the above restrictions shall constitute an Event of Default and shall cause the then outstanding principal balance and interest on the Note, as well as any other sums due and owing under the Loan Documents, at the option of Lender, to immediately become due and payable.
2.9    Guarantor Covenants. Borrower shall cause Guarantor to comply with the following covenants (it being acknowledged by Lender and Borrower that certain capitalized terms used below apply collectively to both Guarantor and its Subsidiaries pursuant to the meanings given them in either this Agreement or the Guarantor Credit Agreement, as applicable):
(a)    The Asset Coverage Ratio shall not be less than or equal to 1.10 to 1.00 as of the last day of any fiscal quarter of Guarantor.
(b)    As of the last day of any fiscal quarter of Guarantor, Guarantor shall not permit the ratio of (i) Consolidated EBITDAR for the period of four fiscal quarters ending on such day to the sum of (ii) Consolidated Interest Expense for such four quarter period plus Consolidated Rental Expense for such four quarter period to be less than or equal to 2.25 to 1.00.
(c)    Guarantor shall not make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures made in compliance with the Guarantor Credit Agreement (or, if the Guarantor Credit Agreement has been terminated, compliance with the Guarantor Credit Agreement most recently in effect).
(d)    Restricted Payments. Guarantor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) Guarantor may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) Guarantor may make Restricted Payments pursuant to and in accordance with share based compensation plans or other benefit plans for management or employees of Guarantor and its Subsidiaries and (d) Guarantor may make or declare any other Restricted Payments so long as both before and after giving effect to the making and/or declaration of any such Restricted Payment, (i) Guarantor would be in compliance with the Guarantor financial covenants set forth in subsections 2.9(a) and 2.9(b) above on a pro forma basis and (ii) Guarantor and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments of not less than (x) $150,000,000, in the case of any such Restricted Payment to be made in the calendar quarter ending March 31, June 30, or December 31 of any calendar year, and (y) $75,000,000, in the case of any such Restricted Payment to be made in the calendar quarter ending September 30 for any calendar year.
2.10    Compliance With Financial Covenants. Compliance with the financial covenants in the above–described Section 2.9 shall be evidenced by the annual and quarterly financial statements to be provided to Lender pursuant to Section 2.7 of this Agreement. Borrower acknowledges that Borrower’s and Guarantor’s combined financial strength was a material consideration and inducement to Lender in Lender’s agreement to make the Loan to Borrower, and that any failure of Guarantor to meet the foregoing financial covenant requirements shall constitute an Event of Default hereunder and under the Note and the Security Agreements. The annual and

2298/028598-0006 6989442.5 a07/09/14	15

quarterly financial statements and Guarantor Officer’s Certificate shall include a reaffirmation of the financial representations, warranties, covenants and agreements set forth in Section 2.9, duly executed by the reporting party. For the avoidance of doubt, Guarantor’s financial covenants, the manner in which each is determined, and Guarantor’s reporting requirement set forth in this Agreement shall exist and continue during the term of the Loan regardless of the existence or continuation of Guarantor’s Credit Agreement.
2.10.1    No Other Debts. Other than as approved by Lender in its sole discretion, there shall be no third–party debt on the Property or, other than trade debt or in connection with any Guarantor Credit Agreement, in Borrower.
2.11    Appraisals/Evaluations. If reasonably required by Lender, or if required by law, Lender shall have the right to order appraisals, appraisal reviews and/or evaluations of the Property from time to time, from an appraiser selected by Lender, which appraisal(s) shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Lender in all respects. Notwithstanding the foregoing, Lender shall not order appraisals of the Property more than one (1) time per year unless:
2.11.1    Lender believes that a material adverse change has occurred with respect to the Property or any portion thereof, or
2.11.2    Borrower requests in writing that Lender order an appraisal of the Property, or
2.11.3    Lender is required to reappraise the Property in connection with regulatory requirements.
Borrower agrees to pay the reasonable cost and expense for all appraisals, reviews and/or evaluations thereof ordered by Lender pursuant to this section.
3.    SECURITY AGREEMENT.
3.1    Grant of Security. To secure prompt and complete performance of the obligations of Borrower under this Agreement and the other Loan Documents (“Obligations”), Borrower grants Lender a security interest in any and all Personal Property to the extent owned by Borrower.
3.2    Representations, Warranties and Covenants. Borrower hereby represents, warrants and covenants to Lender that:
3.2.1    Except for the security interest created hereunder, Borrower is (and, with respect to after–acquired property, will be as of the date of acquisition) the full legal and equitable owner of the Personal Property and no other person or entity has or will have any right, title, interest, lien or claim in, on, or to the Personal Property or any part thereof. Borrower, at its cost, shall defend any proceeding that may affect the title to or Lender’s security interest in any Personal Property and shall indemnify, defend, protect, and hold Lender harmless from all costs and expenses of Lender’s defense.

2298/028598-0006 6989442.5 a07/09/14	16

3.2.2    Any tangible Personal Property is (and, with respect to after–acquired property, will be as of the date of acquisition) located on the Property. Without the prior written consent of Lender, Borrower shall not cause or suffer any of such Personal Property to be removed from the Property.
3.2.3    Upon the recording of the Deed of Trust with the Santa Barbara County Recorder’s Office and the filing of the Financing Statement with the California Secretary of State describing the Personal Property, the security interest created hereunder shall constitute a first priority security interest in the Personal Property.
3.2.4    Borrower shall not change its name, identity, the state under which Borrower is registered and/or organized or Borrower’s principal place of business (if different than the state of organization) without the prior written consent of Lender; provided, however, Borrower may (a) change the state under which Borrower is organized so long as Borrower remains qualified to do business in the state in which the Property is located, and (b) convert its form of entity from a limited liability company to a limited partnership or similar entity type, so long as Guarantor maintains direct or indirect management and ownership control of Borrower and, in either such event, provides Lender with prompt written notification of the same.
3.2.5    Borrower expressly authorizes Lender to file a financing statement, with or without Borrower’s signature, to perfect Lender’s first lien and security interest in the Personal Property (including any required continuation statements, amendment statements or other such documents necessary to perfect and continue said lien), and Borrower hereby expressly ratifies any financing statements Lender may have filed prior to the date of this Agreement.
3.3    Waiver of Rights. Borrower waives any right to require Lender to proceed first against any person or particular part of the Personal Property, or exhaust or pursue any particular remedy that may be available to Lender. Borrower waives any right of subrogation or other right to the benefit of, or any right to participate in, or direct the disposition of any of the Personal Property or any other security now or hereafter held by Lender.
3.4    Security Agreement; Fixture Filing. The Deed of Trust and this Section 3 shall constitute a security agreement under the California Uniform Commercial Code, and Lender shall have all the rights of a secured party thereunder. Pursuant to the foregoing terms and conditions, Borrower has granted to Lender a security interest in and to certain personal property, some of which may become fixtures of the Property. The Financing Statement referenced in Subsection 3.2.3 above and/or the Deed of Trust may be filed as a fixture filing.
4.    DEFAULT AND REMEDIES.
4.1    Events of Default. An Event of Default shall be deemed to have occurred upon the occurrence of any one or more of the following (after the expiration of any applicable notice and cure period):

2298/028598-0006 6989442.5 a07/09/14	17

4.1.6    Failure by Borrower to pay any monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Lender to Borrower; or
4.1.7    Failure by Borrower or Guarantor to perform obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower or Guarantor under any Loan Document, and the expiration of thirty (30) days after written notice of such failure by Lender to Borrower or Guarantor, provided, however, that if such failure cannot be remedied by the payment of money and cannot be remedied within such 30–day period and Borrower promptly takes and diligently pursues action to remedy such failure, Borrower shall have an additional period of time, not to exceed ninety (90) days, within which Borrower may remedy such failure; or
4.1.8    Borrower fails timely to pay all loan and other fees and costs due Lender under the Loan Documents within ten (10) days following Lender’s delivery to Borrower of written demand for payment of the same; or
4.1.9    Any of the representations or warranties under this Agreement, the Borrower’s Representations And Warranties or any of the other Loan Documents is or becomes false or misleading; or
4.1.10    Any of the following events of bankruptcy, insolvency or receivership occurs:
(a)    Borrower or Guarantor has admitted in writing its inability to pay its debts generally as they come due, or at any time is generally not paying its debts as such debts become due, or has filed any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to debts;
(b)    An involuntary petition has been filed under any bankruptcy or insolvency statute against Borrower or Guarantor, or a custodian, receiver or trustee has been appointed to take possession of the Property or other assets of Borrower or Guarantor, unless such petition or appointment is or has been set aside or withdrawn or ceases or has ceased to be in effect within ninety (90) days from the date of said filing or appointment; or
(c)    There is filed by or against Borrower or Guarantor a petition seeking the liquidation or dissolution of Borrower or Guarantor or the commencement of any other procedure to liquidate or dissolve Borrower or Guarantor, or there occurs any event, condition or circumstance which causes the liquidation or dissolution of Borrower or Guarantor, unless such petition or appointment is or has been set aside or withdrawn or ceases or has ceased to be in effect within ninety (90) days from the date of said filing or appointment; or
(d)    Borrower or Guarantor conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits while

2298/028598-0006 6989442.5 a07/09/14	18

insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within ninety (90) days from the date thereof; or
(e)    Borrower or Guarantor makes a general assignment of the assets of Borrower or Guarantor for the benefit of Borrower’s or Guarantor’s creditors; or
(f)    There is any sequestration or attachment of, or any levy or execution upon all or substantially all of the Property or the Improvements, which is not released, expunged or dismissed prior to the earlier of ten (10) business days after such sequestration, attachment or execution; or
(g)    Borrower terminates or suspends its business, or otherwise disposes of a substantial part of its assets, or ceases to exist; or
(h)    Any of the above events in this subsection occur with respect to any co–maker, accommodation maker, or surety on or of the Loan.
4.1.11    The lien or security interest of the Deed of Trust shall lose validity or first priority, or any liens not approved by Lender in writing are imposed upon the Property; or
4.1.12    Any Governmental Authority takes or institutes action which, in the opinion of Lender, if adversely determined would materially and adversely affect Borrower’s or Guarantor’s financial condition or ability to repay the Loan, unless such action is dismissed or withdrawn within ninety (90) days from its occurrence; or
4.1.13    Any material adverse change in the financial condition of Borrower or Guarantor which continues for a period of sixty (60) consecutive days; or
4.1.14    Other than a Permitted Transfer, the occurrence of any prohibited transfer under Section 2.9 of the Deed of Trust, unless prior to such transfer the holder of the Note has delivered to Borrower the written consent of such holder to such transfer; or
4.1.15    A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower by any Governmental Authority, which together with the aggregate amount of all other such judgments, decrees, fines and penalties against Borrower that remain unpaid or that have not been discharged or stayed, exceeds Ten Million Dollars ($10,000,000.00), and such judgment, decree, fine or penalty is not paid, discharged or stayed within thirty (30) days after the entry thereof; or
4.1.16    Any other Event of Default occurs under any of the other Loan Documents.
4.1.17    An event of default occurs under a Guarantor Credit Agreement.
4.2    Remedies. At any time following an Event of Default, Lender may exercise any right or remedy which it has under the Deed of Trust, this Agreement or any of the other Loan Documents, or otherwise available at law or in equity or by statute, and all of Lender’s rights and

2298/028598-0006 6989442.5 a07/09/14	19

remedies shall be cumulative. At any time following an Event of Default, Lender may withhold any undisbursed loan funds in its discretion, and no disbursement of Loan funds by Lender shall cure any default of Borrower, unless Lender agrees otherwise in writing. Lender shall also have the right in its discretion to enter the Property and take any and all actions necessary in its judgment to:
4.2.1    Maintain and repair the Property and replace worn–out or damaged portions of the Property; and
4.2.2    Provide for security and protection of persons and property on the Property.
5.    REPRESENTATIONS AND WARRANTIES OF BORROWER.
5.1    Representations and Warranties of Borrower. As a material inducement to Lender to make the Loan to Borrower, Borrower has made the representations, warranties, and covenants to Lender as set forth in the Borrower’s Representations and Warranties of even date herewith by and between Borrower and Lender.
5.2    Survival. Each of said representations and warranties shall survive disbursement and the repayment of the Loan.
6.    MISCELLANEOUS.
6.1    No Waiver; Consents. Any waiver by Lender must be in writing and shall not be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Lender to take action on account of any default of Borrower. Consent by Lender to any act or omission by Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.
6.2    No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns. No other persons or entities shall have any right of action under this Agreement or any right to the Loan funds. Borrower hereby irrevocably and unconditionally assigns to Lender all of Borrower’s rights, title, and interest in and to the Loan funds, and Borrower further agrees that all Loan Proceeds received by Borrower shall be received by it in trust, and that the same shall be used and applied by Borrower solely in accordance with this Agreement and shall not be diverted or otherwise used in any manner.
6.3    Joint and Several Liability. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to Lender for the faithful performance of this Agreement.
6.4    Notices. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail, shall be deemed

2298/028598-0006 6989442.5 a07/09/14	20

given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

If to Borrower:	DECKERS CABRILLO, LLC

c/o Deckers Outdoor Corporation

Attn: Chief Financial Officer

250 Coromar Drive

Goleta, California 93117

With a copy to:	DECKERS OUTDOOR CORPORATION

Attn: General Counsel

250 Coromar Drive

Goleta, California 93117

And a copy to:	STUART KANE LLP

620 Newport Center Drive, Suite 200

Newport Beach, California 92660

Attn: Josh C. Grushkin, Esq.

If to Lender:	CALIFORNIA BANK & TRUST

Attn: Peggy Standefer, Esq.

11622 El Camino Real, Suite 200

2298/028598-0006 6989442.5 a07/09/14	21

San Diego, California 92130

Loan Number: __________________

With a copy to:	CALIFORNIA BANK & TRUST

Attn: Brian Knapp

1900 Main Street, Suite 200

Irvine, California 92614

Loan Number: __________________

And a copy to:	Rutan & Tucker, LLP

611 Anton Boulevard, Suite 1400

Costa Mesa, California 92626

Attn: Bob L Hagle
6.5    Intentionally Omitted.
6.6    Actions. Lender shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property or Improvements, or this Agreement. To the extent Lender elects to conduct its own defense in connection with Borrower’s indemnity obligations under Section 2.5 above, Borrower shall pay promptly within thirty (30) days following demand all of Lender’s reasonable and documented out–of–pocket costs, expenses, and legal fees and disbursements incurred in such defense proceedings.
6.7    Applicable Law. This Agreement shall be deemed entered into in the State of California and shall be governed by and interpreted according to California law. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit in connection with this Agreement, Borrower shall submit, at Lender’s request, to the jurisdiction of the courts of Santa Barbara County, California.

2298/028598-0006 6989442.5 a07/09/14	22

6.8    Heirs, Successors and Assigns. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations under the Loan Documents, without the prior written consent of Lender, and any proposed assignment without such consent shall be deemed void.
6.9    Attorneys’ Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively an “action”), shall be brought to recover any payment due Lender under the Loan Documents, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Agreement, or for the foreclosure of the lien of the Deed of Trust upon the Property and the Improvements, or if a legal controversy arises out of same without an action being brought, the prevailing party shall be entitled to recover from the other party, its reasonable attorneys’ fees and costs and expenses incurred in connection with the prosecution or defense of such action or the settlement of such controversy. “Prevailing Party” within the meaning of this section shall include, without limitation (a) the party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other’s payment of the sums allegedly due or upon the other’s performance of the covenants allegedly breached, or (b) the party obtains substantially the relief sought by it, whether or not such action proceeds to a hearing, a trial on the merits, or a final judgment or determination. If Lender is named as a defendant in any suit brought against Borrower in connection with or arising out of the Property, in connection with Sections 2.5 and 6.6 of this Agreement, Borrower shall pay to Lender its costs and expenses incurred in such suit, including its reasonable attorneys’ fees and costs.
6.10    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OR OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS, OR ACTIONS OF SUCH PARTIES OR EITHER OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AT LAW OR IN EQUITY. EACH PARTY HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY A TRIAL COURT WITHOUT A JURY, AND THAT EITHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY HEREOF WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER IN MAKING THE LOAN.
6.11    Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provisions.

2298/028598-0006 6989442.5 a07/09/14	23

6.12    Interpretation. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and each gender shall include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. Time is of the essence in the performance of this Agreement by Borrower. The use of underlining in this Agreement is for convenience only, and the parties understand and agree that the presence or absence of underlining shall not be used in interpreting or construing this Agreement or any provision hereof.
6.13    Approvals. Unless expressly provided to the contrary, when an approval or election by Lender is called for under the provisions of any of the Loan Documents, such approval or disapproval or election shall be in Lender’s sole and absolute discretion.
6.14    Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.
6.15    Entire Agreement. The written provisions of this Agreement, and the written provisions of all of the other Loan Documents, shall represent the entire agreement between the parties respecting the subject matter thereof, and may not be contradicted by evidence of any prior or contemporaneous agreement. In the event of a conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. All Exhibits attached hereto shall be deemed an integral part of this Agreement as though set forth in full herein.
6.16    Counterparts. This Agreement and any attached Consents or Exhibits requiring signatures may be executed in counterparts, but all counterparts shall constitute but one and the same document.
6.17    Brokers. Borrower shall indemnify and hold Lender harmless from and against any and all charges, commissions, fees, costs and/or expenses charged by any broker identified on the Disbursement Order, if any, and from and against any and all loss, damage, liability and expense, including costs and attorneys’ fees, which Lender may incur or sustain by reason of or in connection with respect to the foregoing.
6.18    Assignments, Participations and Sale. Lender shall have the right at any time to sell, assign, transfer, negotiate or grant participants in all or any part of the Loan or the Note to one or more participants. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each such participant.
7.    Permitted Transfer in Borrower. The transfer of not more than twenty–five percent (25%) of the membership interests in Borrower (a “Permitted Transfer”) shall be permitted so long as, at all times, Guarantor maintains direct or indirect management and ownership control of Borrower. Except as provided by this Section 7, any other transfers of membership interests in Borrower, or any transfer of the Property by Borrower, shall not occur without the prior written consent of Lender, which may be withheld, conditioned or delayed by Lender in its sole and absolute discretion.

2298/028598-0006 6989442.5 a07/09/14	24

8.    Permitted Releases. At the written request of Borrower, Lender shall release any of the individual Lots (i.e., Lot 1, Lot 2 or Lot 3) from the lien of the Deed of Trust, upon the satisfaction of all of the following conditions precedent:
(a)    No Event of Default shall have occurred and be continuing at the time of Borrower’s request, and no event shall have occurred and be continuing that with the giving of notice and/or the lapse of time would constitute an Event of Default.
(b)    The specific Lot requested to be released is a separate legal parcel or parcels, and release of such Lot does not violate any applicable law regarding subdivisions, parcel maps, and the division of land into lots or parcels.
(c)    Release of such Lot does not violate any requirements of any document of record covering such Lot.
(d)    Lender shall have determined that following the release of such Lot, the access to the remainder of the Lots not being released shall be adequate for the proposed use of the remainder of the Lots.
(e)    Borrower shall provide Lender, at Borrower’s sole cost and expense, with such title insurance endorsements to the Title Insurance Policy as Lender shall request, in form and substance satisfactory to Lender, which shall insure that after the release of such Lot, the Deed of Trust shall continue as a valid first position deed of trust against the remainder of the Lots covered thereby, subject only to such title exceptions as Lender shall have approved in writing.
(f)    Borrower shall have paid, or cause to be paid, to Lender all costs and expenses incurred in connection with the release of such Lot, including without limitation all recording fees, transfer and other taxes, trustee’s fees, attorney’s fees, appraisal fees, escrow fees and fees for title insurance and similar charges.
(g)    Lender shall have received a release price (“Release Price”) with respect to the Lot requested to be released equal to:
(i)    if Borrower has requested a release of Lot 1, $21,883,000;
(ii)    if Borrower has requested a release of Lot 2, $8,690,000; or
(iii)    if Borrower has requested a release of Lot 3, $3,397,000.
The Release Price, when received by Lender, shall be applied as a permanent reduction to the outstanding principal amount of the Loan.
(h)    Unless otherwise consented to in writing by Lender, which consent shall not be unreasonably withheld, conditioned or delayed, the proceeds used for the Release Price must have been obtained through a sale or refinance of the Lot requested to be released.

2298/028598-0006 6989442.5 a07/09/14	25

(i)    Lender shall have determined that the remaining unreleased Lots satisfy a Loan-to-Value Ratio (after giving effect to the Release Price) of at least seventy-five percent (75%). In connection with its determination of the Loan-to-Value Ratio, Lender shall have the right to have an Appraisal of the Property conducted at Borrower’s sole expense and with Borrower’s full cooperation.
Notwithstanding the provisions of Section 8(g) above, in the event that, subsequent to the Closing Date, Borrower further subdivides Lot 1 into two parcels, with each further subdivided parcel containing one of the two buildings located on Lot 1 as of the Closing Date, and provided such further subdivision is in a manner acceptable to Lender in its sole discretion, the “Release Price” for each of the two further subdivided lots shall be $10,941,500.
[SIGNATURES ON FOLLOWING PAGE]

2298/028598-0006 6989442.5 a07/09/14	26

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.
LENDER

CALIFORNIA BANK & TRUST,

a California banking corporation

By:

    Brian Knapp, Vice President

BORROWER

DECKERS CABRILLO, LLC,

a California limited liability company

By:    Deckers Outdoor Corporation,

2298/028598-0006 6989442.5 a07/09/14	27

    a Delaware corporation,

    its sole member
By:

    Name:

    Title:

2298/028598-0006 6989442.5 a07/09/14	28

EXHIBIT “A”
LEGAL DESCRIPTION
THE LAND REFERRED TO IS IN SANTA BARBARA COUNTY, CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:
LOTS 1, 2 AND 3 OF FINAL MAP NO. 32,035, IN THE CITY OF GOLETA, COUNTY OF SANTA BARBARA, STATE OF CALIFORNIA, AS PER THE MAP FILED IN BOOK 204, PAGES 54 THROUGH 57 OF MAPS, AND AMENDED BY CERTIFICATE OF CORRECTION RECORDED MAY 26, 2010, AS INSTRUMENT NO. 2010-0028009 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 073-610-008 (Lot 1), 073-610-009 (Lot 2) and 073-610-010 (Lot 3)

2298/028598-0006 6989442.5 a07/09/14	EXHIBIT “A”

EXHIBIT “B”
ADDITIONAL CLOSING CONDITIONS
The obligations of Lender to make the Loan to Borrower and to perform the remainder of its obligations under the Agreement are expressly conditioned upon the receipt and approval by Lender of each of the following items and the satisfaction by Borrower of the following conditions:
1.APPLICATION. A fully completed application for the Loan on the Lender’s form.
2.    INSPECTION REPORTS. Copies of all structural, engineering, inspection and test reports made by or for Borrower.
3.    GOVERNMENTAL AUTHORIZATIONS. All authorizations, including building, permits, annexation agreements, plot plan approvals, subdivision approvals, environmental approvals (including an environmental impact report or negative declarations, if required under applicable law), sewer and water permits and zoning, and land use entitlements which are necessary for the use and occupancy of the Property in accordance with all applicable building, environmental, subdivision, land use and zoning laws and for tax assessment purposes.
4.    ORGANIZATION AND AUTHORITY DOCUMENTS. Borrower shall have submitted to Lender:
4.1    For Borrower:
4.1.1    a copy of the executed operating agreement/articles of incorporation and by–laws of said party, duly certified to be true, correct and complete in all respects,
4.1.2    a certificate issued by the California Secretary of State, certifying that said party is a limited liability company/partnership/corporation in good standing under California law,
4.1.3    a consent executed by the member(s) of said party, authorizing Sole Member to execute and deliver the Loan Documents to which Borrower is a party on behalf of Borrower.
4.2    For Sole Member:
4.2.1     copy of the executed certificate of incorporation and by–laws of said party, duly certified to be true, correct and complete in all respects,
4.2.2    a certificate issued by the Delaware Secretary of State, certifying that said party is a corporation in good standing under Delaware law,
4.2.3    a consent executed by the secretary of said party, authorizing Sole Member to execute and deliver the Loan Documents to which Borrower is a party on behalf of Borrower.
5.    UTILITIES. Evidence satisfactory to Lender, which may be in the form of letters from local utility companies or local authorities, that:

2298/028598-0006 6989442.5 a07/09/14	EXHIBIT “B”

5.1    telephone service, electric power, storm sewer, sanitary sewer and water facilities are available to the Property;
5.2    such utilities are adequate to serve the Property and exist at the boundary of the Property; and
5.3    no conditions exist to affect Borrower’s right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier.
6.    TAXES, ETC. Evidence satisfactory to Lender that all real estate taxes, assessments, water, sewer or other charges levied or assessed against the Property, except those not yet due or payable, have been paid in full.
7.    BANKRUPTCY. Evidence satisfactory to Lender that there is not pending at the time of closing, by or against Borrower or Manager, any petition for reorganization or arrangement under any bankruptcy or insolvency law, or any other action brought under such law.
8.    FINANCIAL STATEMENTS. Current financial statements of Borrower and Guarantor in form and content acceptable to Lender.
9.    EQUITY. Evidence satisfactory to Lender that Borrower has sufficient land title equity to satisfy the LTV Requirement.
10.    CLOSING COSTS. The payment of attorneys’ fees, document review fees, appraisal fees, broker fees (if any), title insurance premiums and other closing costs incurred by Lender in connection with the closing of the Loan.
11.    LEGAL OPINION. If required by Lender, Lender’s receipt, review and approval of an opinion letter from Borrower’s counsel, which opinion shall be in form and content reasonably acceptable to Lender.

2298/028598-0006 6989442.5 a07/09/14	2

TERM LOAN AGREEMENT
By and Between
CALIFORNIA BANK & TRUST,
a California banking corporation
11622 El Camino Real, Suite 200, San Diego, California 92130
And
DECKERS CABRILLO, LLC
250 Coromar Drive, Goleta, California 93117
For a Loan in the amount of: $33,930,500
Pertaining to Real Property located in Santa Barbara County, California, as more fully described in the attached Exhibit “A”
Dated as of: July 9, 2014

2298/028598-0006 6989442.5 a07/09/14

TABLE OF CONTENTS
Page

1.	LOAN DISBURSEMENT 7

1.1	Disbursement Conditions 7

1.2	No Waiver 9

2.	BORROWER’S COVENANTS 10

2.1	Insurance 10

2.2	Payment of Expenses 12

2.3	Accounting; Changes in Condition 12

2.4	Governmental Authorities 13

2.5	Indemnity 13

2.6	Damage and Destruction 13

2.7	Financial Reporting Requirements 13

2.8	Negative Pledge 14

2.9	Guarantor Covenants 15

2.10	Compliance With Financial Covenants 15

2.11	Appraisals/Evaluations 16

3.	SECURITY AGREEMENT 16

3.1	Grant of Security 16

3.2	Representations, Warranties and Covenants 16

3.3	Waiver of Rights 17

3.4	Security Agreement; Fixture Filing 17

4.	DEFAULT AND REMEDIES 17

2298/028598-0006 6989442.5 a07/09/14	1

Page

4.1	Events of Default 17

4.2	Remedies 19

5.	REPRESENTATIONS AND WARRANTIES OF BORROWER 20

5.1	Representations and Warranties of Borrower 20

5.2	Survival 20

6.	MISCELLANEOUS 20

6.1	No Waiver; Consents 20

6.2	No Third Parties Benefited 20

6.3	Joint and Several Liability 20

6.4	Notices 20

6.5	Authority To File Notices 21

6.6	Actions 21

6.7	Applicable Law 22

6.8	Heirs, Successors and Assigns 22

6.9	Attorneys’ Fees 22

6.10	Waiver of Jury Trial 22

6.11	Severability 23

6.12	Interpretation 23

6.13	Approvals 23

6.14	Amendments 23

6.15	Entire Agreement 23

2298/028598-0006 6989442.5 a07/09/14	2

Page

6.16	Counterparts 23

6.17	Brokers 23

6.18	Assignments, Participations and Sale 23

7.	Other Permitted Transfer in Borrower 23

Exhibits:

Exhibit “A”    Legal Description
Exhibit “B”    Additional Closing Conditions

2298/028598-0006 6989442.5 a07/09/14	3